Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Long Term Stock Incentive Plan of Kaydon Corporation of our reports dated February 11, 2008, with respect to the consolidated financial statements and schedule of Kaydon Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Kaydon Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Detroit, MI

May 6, 2008